Exhibit 99

EnSync Energy Reports Third Quarter Fiscal Year 2017 Results

Management to Host Conference Call Today at 4:30 p.m. EDT (3:30 p.m. CDT)

MILWAUKEE, May 11, 2017 -- EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms for the utility, commercial, industrial and multi-tenant building markets, today announced results for the third quarter of fiscal year 2017, ended March 31, 2017.

Recent Highlights

•	Year-to-date, revenues of $9.4 million through the third quarter establishes record fiscal year revenues and compares to $0.8 million in the year ago period;
•	Sold the Oceanic Time Warner solar-plus-storage power purchase agreement (PPA) project to a leading U.S. infrastructure investor;
•	Entered into a PPA with a Hawaii-based food processing company, providing sustainability and electrical resiliency by adding solar plus storage at the processor's site, while also supporting expansion of grid service capabilities with the local utility;
•	Introduced DER Flex™, EnSync Energy’s proprietary technology that enables aggregation and monetization of distributed energy resources, such as solar and energy storage, in utility and ISO markets;
•	Demonstrated live simultaneous energy discharge at three commercial sites utilizing its DER Flex™ technology during the Maui Energy Conference, showcasing its ability to aggregate distributed resources into a virtual power plant, through utility specified hardware and communication protocol;
•	Signed three additional power purchase agreements with an estimated value of more than $6 million;
•	Sold its Matrix Energy Management and DER Flex™ IOE technologies to serve as the platform for immediate and long-term energy and sustainability goals of the Chemehuevi Native American tribe's community center in San Bernardino County, California;
•	Sold its Matrix Energy Management and DER Flex™ IOE technologies to serve as the electrical system backbone for the Alliance for Sustainable Colorado building's retrofit from AC (alternating current) to DC (direct current) and showcase the DC system's commercial advantages;

•	Shipped and is commissioning its solar-plus-storage system, including the DER Flex™ IOE software, at ENMAX, its first Canadian market penetration, and first utility solar-plus-storage project;
•	Acquired DCfusion, a direct-current (DC) system consulting, engineering and policy expertise firm which strategically aligns with EnSync Energy’s technologies and target markets;
•	Terminated the Supply Agreement with SPI, ending SPI’s continuing non-compliance with the terms of the Agreement; the net effect to EnSync Energy’s capital structure is the elimination of 92 million shares of common stock overhang and a balance sheet adjustment adding $13.29 million to stockholders equity and a similar reduction to deferred revenues;
•	The Company’s backlog now totals approximately $13.4 million in estimated value at time of sale; and
•	Cash balance at the end of March 2016 was $12.4 million compared to $17.2 million at the end of the prior fiscal year.

Management Discussion

“Solid progress was made during the quarter to set the stage for the remainder of the year and the future,” commented Brad Hansen, President and Chief Executive Officer of EnSync Energy Systems. “The estimated value of our current backlog of projects is approximately $13.4 million, an increase of more than $9 million from the beginning of the calendar year. We recently sold our Oceanic Time Warner project, and have several additional projects now being packaged for sale. Our Hawaii pipeline still dominates our project intake, but we are also getting traction on projects in California and in the Northeastern United States. The velocity of our PPA contracts is improving; the signing of the Kalaeloa Makai PPA this week further strengthens our backlog. This project will benefit the more than 200 residential units at the property. The operational success during the quarter was significant and will be recognized in upcoming quarters.”

Mr. Hansen continued, “We recently made the strategic decision to terminate our supply agreement with SPI due to their failure to meet their purchase obligations. This was a decision taken after we had granted multiple cure deadline extensions, and worked in good faith to give SPI every reasonable chance to meet their obligations. As noted above, their non-compliance with the terms of the Supply Agreement results in the elimination of nearly 92 million potential shares of common stock being issued to SPI, which simplifies our capital structure moving forward.”

Mr. Hansen concluded, “EnSync Energy is at the leading edge of providing distributed energy resource systems and internet of energy control platforms. We have proven our business model with multiple successful installations, demonstrating the effectiveness to customers of solar-plus-storage, and the return on investment for investors. We believe the traction that we continue to gain should only accelerate in the quarters and years to come.”

Financial Results

Total revenue for the third quarter which ended March 31, 2017 was $0.1 million compared to $0.2 million in the third quarter of fiscal 2016. Several new system and PPA sales recently signed will begin to be recognized in the fourth quarter and on into fiscal 2018, and demonstrate the quarterly fluctuations currently inherent in the business. Year-to-date, revenues of over $9.4 million through the third quarter establishes record fiscal year revenues and compares to $0.8 million in the year ago period.

Advanced Engineering and Development costs remained consistent at $1.4 million in the third quarter of fiscal 2017, compared to $1.4 million in the year ago period. Selling, General and Administrative costs totaled $2.7 million in the third quarter of fiscal 2017, compared to $2.2 million during the second quarter of fiscal 2016. The Company intends to hold at or below these levels going forward.

Net loss attributable to common shareholders was $(4.5) million, or $(0.09) per basic and diluted share, for the third quarter of fiscal 2017, compared to $(4.0) million, or $(0.08) per basic and diluted share, in the year ago third quarter.

Cash balance at March 31, 2017 was $12.4 million dollars compared to $17.2 million at June 30, 2016.

Estimated backlog value for PPA projects, components and systems at date of this announcement is approximately $13.4 million.

Conference Call Information

Date: Thursday, May 11, 2017
Time: 4:30 p.m. ET (3:30 p.m. CT)
Domestic participant dial in #: (877) 870-4263 or (412) 317-0790
Conference code #: 10106816

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Interested parties can also listen to a live internet webcast available in the investor section of the Company's website at www.ensync.com.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10106816, through May 18, 2017. A webcast replay will be available in the investor section of the Company’s website at www.ensync.com for 90 days.

About EnSync Energy Systems

EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is creating the future of electricity with innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms. EnSync Energy ensures the most cost-effective and resilient electricity, delivered from an electrical infrastructure that prioritizes the use of all available resources, such as renewables, energy storage and the utility grid. As project developer, EnSync Energy's distinctive engagement methodology encompasses load analysis, system design consulting, and technical and financial modeling to ensure energy systems are sized and optimized to meet our customers' objectives for value and performance. Proprietary direct current (DC) power control hardware, energy management software, and extensive experience with numerous energy storage technologies uniquely positions EnSync Energy to deliver fully integrated systems that provide for efficient design, procurement, commissioning, and ongoing operation. EnSync Energy's IOE control platform adapts easily to ever-changing generation and load variables, as well as changes in utility prices and programs, ensuring the means to make or save money behind-the-meter, while concurrently providing utilities the opportunity to use DERs for an array of grid enhancing services. In addition to direct system sales, EnSync Energy includes power purchase agreements (PPAs) in its portfolio of offerings, which enables electricity savings for customers and provides a stable financial yield for investors. EnSync Energy is a global corporation, with joint venture Meineng Energy in AnHui, China, and energy project development subsidiary Holu Energy LLC in Hawaii, and DCfusion LLC, a power system engineering and design, consultancy and policy firm. For more information, visit www.ensync.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms.  All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our supply agreement with SPI Solar, Inc., expected future operating results, expectations concerning our PPA strategy, the anticipated results of our product development efforts and other expectations regarding our business strategy.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:
Lytham Partners, LLC
Robert Blum, Joseph Diaz, or Joe Dorame
(602) 889-9700

EnSync Media Contact:
Michelle Montague
(262) 735-5676

EnSync, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2017	2016	2017	2016
Revenues
Product sales	$50,505	$64,756	$9,268,635	$550,986
Engineering and development	-	95,382	175,000	264,389
Total revenues	50,505	160,138	9,443,635	815,375

Costs and expenses
Cost of product sales	206,157	89,794	9,703,858	394,402
Cost of engineering and development	-	221,628	937,725	357,795
Advanced engineering and development	1,414,858	1,397,645	3,493,326	5,089,297
Selling, general, and administrative	2,743,618	2,212,871	8,331,773	6,727,823
Depreciation and amortization	98,318	209,991	454,387	569,647
Total costs and expenses	4,462,951	4,131,929	22,921,069	13,138,964

Loss from operations	(4,412,446)	(3,971,791)	(13,477,434)	(12,323,589)

Other income (expense)
Equity in gain (loss) of investee company	(170,084)	(101,832)	(171,816)	(170,429)
Interest income	10,809	14,935	33,436	33,645
Interest expense	(11,115)	(12,047)	(37,219)	(39,694)
Other income	-	-	8,432	76,437
Total other income (expense)	(170,390)	(98,944)	(167,167)	(100,041)

Loss before expense (benefit) for income taxes	(4,582,836)	(4,070,735)	(13,644,601)	(12,423,630)

Expense (benefit) for income taxes	-	172	-	(468)
Net loss	(4,582,836)	(4,070,907)	(13,644,601)	(12,423,162)
Net loss attributable to noncontrolling interest	128,722	123,344	271,061	277,589
Net loss attributable to EnSync, Inc.	(4,454,114)	(3,947,563)	(13,373,540)	(12,145,573)
Preferred stock dividend	(79,264)	(71,810)	(232,040)	(218,390)
Net loss attributable to common shareholders	$(4,533,378)	$(4,019,373)	$(13,605,580)	$(12,363,963)

Net loss per share
Basic and diluted	$(0.09)	$(0.08)	$(0.28)	$(0.26)

Weighted average shares - basic and diluted	48,010,347	47,608,821	47,870,082	46,983,174

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$12,399,671	$17,189,089
Accounts receivable, net	237,265	172,633
Inventories, net	1,947,982	1,869,942
Prepaid expenses and other current assets	745,265	600,591
Customer intangible assets	8,249	76,293
Note receivable	174,148	171,140
Deferred PPA project costs	-	5,690,307
Deferred customer project costs	202,548	419,765
Project assets	408,761	1,190,853
Total current assets	16,123,889	27,380,613
Long-term assets:
Property, plant and equipment, net	3,549,822	3,889,106
Investment in investee company	1,993,810	2,165,626
Goodwill	809,363	809,363
Right of use assets-operating leases	163,959	27,264
Total assets	$22,640,843	$34,271,972

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$338,942	$332,707
Accounts payable	630,121	569,226
Accrued expenses	488,067	501,031
Customer deposits	104,577	201,352
Accrued compensation and benefits	286,791	257,087
Total current liabilities	1,848,498	1,861,403
Long-term liabilities:
Long-term debt, net of current maturities	802,952	1,057,720
Deferred revenue	13,712,638	13,290,000
Other long-term liabilities	260,443	25,789
Total liabilities	16,624,531	16,234,912

Commitments and contingencies (Note 15)

Equity

Series B redeemable convertible preferred stock ($0.01 par value, $1,000 face value) 3,000 shares authorized and issued, 2,300 shares outstanding, preference in liquidation of $5,549,840 and $5,317,800 as of March 31, 2017 and June 30, 2016, respectively	23	23
Series C convertible preferred stock ($0.01 par value, $1,000 face value), 28,048 shares authorized, issued, and outstanding, preference in liquidation of $466,472 and $12,719,260 as of March 31, 2017 and June 30, 2016, respectively	280	280
Common stock ($0.01 par value); 300,000,000 authorized, 48,010,347 and 47,752,821 shares issued and outstanding as of March 31, 2017 and June 30, 2016, respectively	1,188,418	1,185,843
Additional paid-in capital	139,205,625	137,585,233
Accumulated deficit	(133,923,648)	(120,550,108)
Accumulated other comprehensive loss	(1,584,697)	(1,585,583)
Total EnSync, Inc. equity	4,886,001	16,635,688
Noncontrolling interest	1,130,311	1,401,372
Total equity	6,016,312	18,037,060
Total liabilities and equity	$22,640,843	$34,271,972

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(13,644,601)	$(12,423,162)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	379,450	523,441
Amortization of customer intangible assets	68,044	46,206
Stock-based compensation, net	1,554,567	893,739
Equity in (gain) loss of investee company	171,816	170,429
Provision for inventory reserve	234,675	-
Gain on sale of property and equipment	(8,432)	-
Interest accreted on note receivable	(3,008)	(9,041)
Gain on bargain purchase	-	(76,437)
Changes in assets and liabilities
Accounts receivable	(64,632)	75,567
Inventories	(312,715)	(1,010,493)
Prepaids and other current assets	(144,366)	(187,735)
Deferred PPA project costs	5,690,307	(159,978)
Deferred customer project costs	217,217	(1,009,730)
Project assets	782,092	(7,091,533)
Accounts payable	60,895	(470,831)
Accrued expenses	(53,683)	(877,806)
Customer deposits	(96,775)	53,236
Accrued compensation and benefits	29,704	(105,228)
Deferred revenue	422,638	13,290,000
Other long-term liabilities	137,983	-
Net cash provided by (used in) operating activities	(4,578,824)	(8,369,356)
Cash flows from investing activities
Cash paid for business combination	-	(225,829)
Change in restricted cash	-	60,193
Expenditures for property and equipment	(46,364)	(389,266)
Proceeds from sale of property and equipment	15,325	-
Net cash provided by (used in) investing activities	(31,039)	(554,902)
Cash flows from financing activities
Payment of financing costs	-	(261,982)
Repayments of long-term debt	(248,533)	(242,375)
Proceeds from equipment financing	-	331,827
Payments for finance leases	-	(10,077)
Proceeds from issuance of preferred stock	-	13,300,000
Proceeds from issuance of common stock	-	6,800,000
Proceeds from the exercise of stock options	68,400	-
Contributions of capital from noncontrolling interest	-	53,614
Net cash provided by (used in) financing activities	(180,133)	19,971,007
Effect of exchange rate changes on cash and cash equivalents	578	(33)
Net increase (decrease) in cash and cash equivalents	(4,789,418)	11,046,716
Cash and cash equivalents - beginning of period	17,189,089	10,757,461

Cash and cash equivalents - end of period	$12,399,671	$21,804,177

Supplemental disclosures of cash flow information:
Cash paid for interest	$37,612	$39,994
Supplemental noncash information:
Right of use asset obtained in exchange for new finance lease	$-	$13,521
Right of use asset obtained in exchange for new operating lease	178,124	41,048
Asset retirement obligation	19,454	18,527

See accompanying notes to condensed consolidated financial statements.